POWER OF ATTORNEY

	   WHEREAS, pursuant to the Securities Act of 1933,
as amended, and Section 16 of the Securities Exchange Act of 1934, the undersigned intends to file Form ID and Forms 3, 4 and/or 5 (the
"Forms")
with the Securities
and Exchange Commission and the Nasdaq
Stock Market
when and if such Forms are required to be filed.


NOW, THEREFORE
the undersigned hereby appoints each of Michael E.

Peterson, Vice
President of Caribou Coffee Company, Inc. (the
"Company"), and
Dan Lee,
General Counsel of the Company his/her true and lawful attorney to execute in her name, place and stead, said
Forms and any and all
amendments to
said Forms and all instruments
necessary or incidental in
connection therewith, and to file the same with the Securities and Exchange
Commission and the Nasdaq Stock Market.
Each said attorney individually
shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully to all intents and purposes as the undersigned might or could do in person. This Power of Attorney shall continue in full force and effect for so long as the undersigned is a Section 16 Reporting
Person of the Company and required to
file Forms with the Securities and
Exchange Commission as a result thereof.
This Power of Attorney
supersedes any previous power of attorney executed by the undersigned with respect to the subject matter hereof.

IN
WITNESS WHEREOF, the
undersigned has executed this instrument on September

27,2005.


/s/ Charles H. Ogburn